EXHIBIT 21

                            SUBSIDIARIES OF THE SMALL
                                 BUSINESS ISSUER


The  Registrant  has  one  wholly-owned   subsidiary.   Saratoga  Telecom  Corp.
incorporated in the State of Nevada in 1999.

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